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                                                                   EXHIBIT 10(g)


                               ENERGEN CORPORATION
                            1997 STOCK INCENTIVE PLAN
                     (As Amended Effective October 1, 1999)

         The purpose of this Plan is to provide a means whereby Energen Corporation may, through the use of stock and stock related compensation, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of Energen Corporation and its subsidiaries.

         1. DEFINITIONS. As used in the Plan, the following terms have meanings indicated:

         "Award" means Incentive Stock Options, Nonqualified Stock Options and/or Restricted Stock granted under the Plan.

         "Board" means the Board of Directors of Energen.

         "Cause" means any of the following:

                  (1) The willful and continued failure by a Participant to substantially perform such Participant's duties with Energen or Subsidiary (other than any such failure resulting from such Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which such Participant has not substantially performed such Participant's duties.

                  (2) The engaging by a Participant in willful, reckless or grossly negligent misconduct which is demonstrably injurious to Energen or a Subsidiary monetarily or otherwise; or

                  (3) The conviction of a Participant of a felony.

         "Change in Control" means: the occurrence of any one or more of the following:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of Energen (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Energen entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Energen or any corporation controlled by Energen shall not constitute a Change in Control;

                  (2) Individuals who, as of October 1, 1999, constitute the Board of Directors of Energen (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Energen (the "Board of Directors"); provided, however that any individual becoming



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a director subsequent to such date whose election, or nomination for election by
Energen?s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

                  (3) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of Energen (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energen or all or substantially all of Energen?s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energen or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

                  (4) Any transaction or series of transactions which is expressly designated by resolution of the Board of Directors to constitute a Change in Control for purposes of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Officers Review Committee of the Board or such other Committee of two or more directors as may be determined by the Board.

         "Energen" means Energen Corporation and any successor corporation by merger or other reorganization.

         "Employee" means any employee of one or more of Energen and the Subsidiaries.

         "Exchange Act" means the Securities Exchange Act of 1934.


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         "Exercise Date" means the date on which a notice of option exercise is delivered to Energen pursuant to Section 6.3(c) or a notice of option cancellation is delivered to Energen pursuant to Section 6.3(i).

         "Expiration Date" means the last day on which an option issued under the Plan may be exercised, as such date may be extended pursuant to Section 6.3(a).

         "Fair Market Value" means, with respect to a share of Stock, the closing price of the Stock on the New York Stock Exchange (or such other exchange or system on which the Stock then trades or is quoted) or, if there is no trading of the Stock on the relevant date, then the closing price on the most recent trading date preceding the relevant date. With respect to other consideration, the term Fair Market Value means fair market value as may be reasonably determined by the Committee.

         "Incentive Stock Options" means options granted under the Plan to purchase Stock which at the time of grant qualify as "incentive stock options" within the meaning of Section 422 of the Code.

         "Nonqualified Stock Options" means options granted under the Plan to purchase Stock which are not Incentive Stock Options.

         "Participant" means an Employee who is selected by the Committee to receive an Award.

         "Performance Measures" has the meaning set forth in Section 7.3.

         "Plan" means this Energen Corporation 1998 Stock Incentive Plan.

         "Restricted Stock" means Stock granted to a Participant under Section 7 of the Plan with respect to which the applicable Restrictions have not lapsed or been removed.

         "Restrictions" means the transfer and other restrictions set forth in
Section 7.2(a).

         "Stock" means the common stock, par value $.01 per share, of Energen as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

         "Subsidiary" means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly by Energen Corporation.

         "Ten Percent Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Energen.

         2. SHARES SUBJECT TO THE PLAN. Subject to adjustment in accordance with Section 3, an aggregate of 650,000 shares of Stock are available for issuance (including shares transferred from treasury) under the Plan. Shares of Stock allocable to an Award or portion of an Award that is canceled by forfeiture, expiration or for any other reason (excepting pursuant to a stock appreciation right election under Section 6.3(i)) shall again be available for additional Awards. If any option granted under the Plan shall be canceled as to any shares of Stock pursuant to Section 6.3(i) (stock appreciation rights), then such shares of Stock shall not be available for the grant of another Award.



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         3.       ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be available for issuance under the Plan, and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights granted to, or available for, Participants in the Plan. If the adjustment would result in fractional shares with respect to an Award, then the Committee may make such further adjustment (including, without limitation, the use of consideration other than Stock or rounding to the nearest whole number of shares) as the Committee shall deem appropriate to avoid the issuance of fractional shares.

         4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the Employees who are to be Participants in the Plan, to determine the Award to be made to each Participant, and to determine the conditions subject to which Awards will become payable under the Plan. The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. The Committee's interpretation and construction of the Plan and of any conditions applicable to Awards shall be conclusive and binding on all persons, including Energen and all Participants. Any action which can be taken, or authority which can be exercised, by the Committee with respect to the Plan, may also be taken or authorized by the Board.

         5. PARTICIPATION. Participants in the Plan shall be selected by the Committee from those Employees who, in the judgment of the Committee, have significantly contributed or can be expected to significantly contribute to Energen's success.

         6.       OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee may (a) determine and designate from time to time those Participants to whom options are to be granted and the number of shares of Stock to be optioned to each employee; (b) authorize the granting of Incentive Stock Options, Nonqualified Stock Options, or combination of Incentive Stock Options and Nonqualified Stock Options; (c) determine the number of shares subject to each option; (d) determine the time or times when each Option shall become exercisable and the duration of the exercise period; and (e) determine whether and, if applicable, the manner in which each option shall contain stock appreciation rights and/or dividend equivalents; provided, however, that (i) no Incentive Stock Option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 13 and (ii) the aggregate Fair Market Value (determined as of the date the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of Energen and its Subsidiaries) shall not exceed $100,000.



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         6.2      INDIVIDUAL LIMITATION. The aggregate of all Awards received by any individual Participant shall not include options with respect to more than 150,000 shares of Stock (adjusted in accordance with Section 3.).

         6.3 TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                  (a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Committee may extend such period provided that, in the case of an Incentive Stock Option, such extensions shall not in any way disqualify the option as an Incentive Stock Option. In no case shall such period for an Incentive Stock Option, including any such extensions, exceed ten years from the date of grant, provided, however that, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five years from the date of grant.

                  (b) Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than (i) the Fair Market Value, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value, (but in no event less than the par value) of one share of Stock on the date the option is granted, as determined by the Committee.

                  (c) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of Energen or of a Subsidiary for such period, if any, as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments. The Committee shall have full authority to accelerate for any reason it deems appropriate the vesting schedule of all or any part of any option issued under the Plan. Each option shall be exercisable in whole or part on such date or dates and during such period and for such number of shares as shall be set forth in the applicable option agreement. An optionee electing to exercise an option shall give written notice to Energen of such election and of the number of shares the optionee has elected to purchase and shall at the time of exercise tender the full purchase price of the shares the optionee has elected to purchase plus any required withholding taxes in accordance with Sections 6.3(d) and 8.

                (d) Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to Energen at the time of exercise (i) in cash, (ii) in Stock already owned by the optionee having a total Fair Market Value equal to the purchase price and not subject to any lien, encumbrance or restriction on transfer other than pursuant to federal or state securities laws,
         (iii) by election to have Energen withhold (from the Stock to be delivered to the optionee upon such exercise) shares of Stock having a Fair Market Value equal to the purchase price or (iv) by any combination of such consideration having a total Fair Market Value equal to the purchase price; provided that the use of consideration described in clauses (ii), (iii) and (iv) shall be subject to approval by the Committee. In addition the Committee in its discretion may accept such other consideration




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         or combination of consideration as the Committee shall deem to be appropriate and to have a total Fair Market Value equal to the purchase price. In each case, Fair Market Value shall be determined as of the Exercise Date.

                  (e) Exercise in the Event of Death or Termination of Employment. If an optionee's employment by Energen and all Subsidiaries shall terminate because of the optionee's (i) death, (ii) disability, or (iii) retirement in accordance with the terms of Energen's tax-qualified retirement plans, the optionee's options may be exercised on or prior to the applicable Expiration Dates, but only to the extent that such options were exercisable on the date of such termination. If an optionee's employment by Energen and all Subsidiaries shall terminate for any reason other than (i) those set forth in the preceding sentence, or (ii) termination for Cause, then all unexercised options under the Plan held by the optionee (vested or unvested) shall terminate ninety days following the date of termination of employment, provided that the Committee shall have the authority to extend such option termination date. Without limiting the generality of Section 5(c), the Committee shall have full authority to accelerate the vesting schedule of all or any part of any option issued under the Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee, his heirs or personal representatives may exercise (at such time or times on or prior to the applicable Expiration Dates as may be specified by the Committee) any part or all of any unvested option under the Plan held by such employee at the date of his or her termination of employment. Upon termination for Cause, all unexercised options held by the terminated Employee shall immediately terminate and may not be exercised.

                  (f) Nontransferability. Except as may otherwise be provided in this Section 5(f), no option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, an option shall be exercisable only by the optionee. The foregoing notwithstanding, the optionee may transfer Nonqualified Stock Options to (i) the optionee's spouse or natural, adopted or step-children or grandchildren (including the optionee, "Immediate Family Members"), (ii) a trust for the benefit of one or more of the Immediate Family Members, (iii) a family charitable trust established by one or more of the Immediate Family Members, or (iv) a partnership in which the only partners are (and, except as may be otherwise agreed by the Committee, will remain during the option period) one or more of the Immediate Family Members. Any options so transferred shall not be further transferable except in accordance with the terms of this Plan, shall remain subject to all terms and conditions of the Plan and the applicable option agreement, and may be exercised by the transferee only to the extent that the optionee would have been entitled to exercise the option had the option not been transferred.

                  (g) Investment Representation. To the extent reasonably necessary to assure compliance with all applicable securities laws, upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an option or portion thereof or settlement of stock appreciation rights or dividend equivalents a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option



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         and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

                  (h) Incentive Stock Options. Each option agreement which provides for the grant of an Incentive Stock Option to a participant shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an "incentive stock option" within the meaning of Section 422 of the Code, or any amendment thereof or substitute therefor. Energen, in its discretion, may retain possession of any certificates for Stock delivered in connection with the exercise of an Incentive Stock Option or appropriately legend such certificates during the period that a disposition of such Stock would disqualify the exercised option from treatment as an incentive stock option under Section 422 of the Code (a "422 Option"). Subject to the other provisions of the Plan, Energen shall cooperate with the optionee should the optionee desire to make a disqualifying disposition. Any Incentive Stock Option which is disqualified from treatment as a 422 Option for whatever reason, shall automatically become a Nonqualified Stock Option. No party has any obligation or responsibility to maintain an Incentive Stock Option?s status as a 422 Option. The optionee shall, however, immediately notify Energen of any disposition of Stock which would cause an Incentive Stock Option to be disqualified as a 422 Option.

                  (i) Stock Appreciation Right. Each option agreement may provide that the optionee may from time to time elect, by written notice to Energen, to cancel all or any portion of the option then subject to exercise, in which event Energen's obligation in respect of such option shall be discharged by payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value as of the Exercise Date of the shares subject to the option or the portion thereof so canceled over the aggregate purchase price for such shares as set forth in the option agreement or, if mutually agreed by the Committee and the optionee, (i) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value as of the Exercise Date equal to any such excess, or (ii) a combination of cash and shares of Stock with a combined value as of the Exercise Date equal to any such excess.

                  (j) Dividend Equivalents. Each option agreement may provide that upon (i) exercise of all or part of a Nonqualified Stock Option,
         (ii) cancellation of all or part of such option pursuant to paragraph 5(i), or (iii) the occurrence of an Expiration Date, for no additional consideration, the optionee shall be paid an additional amount equal to the aggregate amount of cash dividends which would have been paid on the shares of Stock purchased upon such exercise or with respect to which such cancellation or expiration occurs, if such shares had been issued and outstanding during the period commencing with the option grant date and ending on the date of option exercise, cancellation or expiration, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest, compounded quarterly on each April 1, July 1, October 1 and January 1, at a rate calculated as follows. For purposes of the preceding sentence, the assumed interest rate in effect for a calendar quarter shall be the announced prime rate of AmSouth Bank of Alabama (or such comparable rate of a comparable institution as the Committee may from time to time determine) in effect on the first day of such calendar quarter. Such additional amount shall be paid by cash, or if mutually agreed by the Committee and the optionee, by the issuance of Stock or a combination of cash and shares of Stock having


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         an aggregate Fair Market Value as of the applicable Expiration or
         Exercise Date, equal to any such excess.

                  (k) No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares subject to the optionee's option prior to the date of issuance to the optionee of a certificate or certificates for such shares.

                  (l) Delivery of Certificates. Subject to Section 6.3(h), as soon as reasonably practicable after receipt of an exercise notice and full payment, Energen shall deliver to the optionee, registered in the optionee's name, certificates for the appropriate number of shares of Stock.

         7.       RESTRICTED STOCK

         7.1 GRANT OF RESTRICTED STOCK. The Committee may make grants of Restricted Stock to Participants. Each restricted Stock Award shall be evidence by an agreement in a form approved by the Committee, setting forth the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. Restricted Stock may be awarded by the Committee in its discretion with or without cash consideration.

         7.2      TERMS AND CONDITIONS OF RESTRICTED STOCK.

                  (a) Restrictions. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of (the "Restrictions") until the Restrictions on such shares have lapsed or been removed.

                  (b) Lapse. The Committee shall establish as to each Award of Restricted Stock the terms and conditions upon which the Restrictions shall lapse, which terms and conditions may include, without limitation, a required period of service, Performance Measures, or any other individual or corporate performance conditions.

                  (c) Termination of Employment. Except as may be otherwise expressly provided in the applicable Restricted Stock Award agreement, should the Participant's employment with Energen and all Subsidiaries terminate for any reason including, without limitation, termination because of the Participant's death, disability, or retirement in accordance with Energen's tax-qualified retirement plans, any shares of Stock which remain subject to Restrictions, shall be forfeited and returned to Energen unless the Committee decides, in its discretion, to accelerate the time at which any remaining Restrictions lapse or to remove any or all such Restrictions entirely (subject to Section 7.2(d)). Upon the termination of the Participant's employment for any reason, the Committee is not required to act and, absent some action by the Committee, all shares of Stock remaining subject to Restriction will be forfeited and returned to Energen.

                  (d) Lapse at Discretion of Committee. The Committee may at any time, in its sole discretion, accelerate the time at which any or all Restrictions on a Restricted Stock Award will lapse or remove any and all such Restrictions; provided that the Committee may




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         not accelerate the lapse of or remove Restrictions which require the attainment of a Performance Measure except as may be permitted by the performance-based exception to Section 162(m) of the Code.

                  (e) Rights with respect to Restricted Stock. Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph
         (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock may be held by Energen until the restrictions lapse and shall bear such restrictive legends as Energen shall deem appropriate.

                  (f) No Section 83(b) Election. Unless otherwise expressly agreed in writing by Energen, a Participant shall not make an election under Section 83(b) of the Code with respect to a Restricted Stock Award and upon the making of any such election, all shares of Restricted Stock subject to the election shall be forfeited and returned to Energen.

         7.3 PERFORMANCE MEASURES. At its discretion, the Committee may make the lapsing of Restrictions subject to the attainment of one or more Performance Measures designed to qualify for the performance-based exceptions from Section 162(m) of the Code.

Unless and until Energen's shareholders approve a change in the Performance Measures set forth in this Section 7.3, the Performance Measures to be used for purposes of such Awards shall be chosen from among the following alternatives, as measured with respect to Energen and/or any one or more of the Subsidiaries, with or without comparison to a peer group:

                (a)   return on shareholder's equity;

                (b)   return on assets;

                (c)   net income;

                (d)   earnings per common share;

                (e)   total shareholder return;

                (f)   oil and/or gas reserve additions;

                (g) utility customer number, volume and/or revenue growth; and

                (h) such other criteria as may be established by the Committee in writing and which meets the requirements of the performance-based exception to Section 162(m) of the Code.

In the event that the performance-based exception to Section 162(m) or its successor is amended such that the performance-based exception permits the employer to alter the governing performance



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measures without obtaining shareholder approval of such changes, the Committee shall have discretion to make such changes without obtaining shareholder approval.

         8. WITHHOLDING. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to Energen and Subsidiaries, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of Energen under the Plan shall be conditional on such payment or arrangements. Energen and, where applicable, its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a Participant from any payment of any kind otherwise due to said Participant. The Committee may permit Participants to elect to satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all Awards by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock or amount of cash otherwise issuable or payable to said Participants in respect of an Award.

         9. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Award granted under the Plan shall not confer upon any Participant any right with respect to continuance of employment by Energen or any Subsidiary or any right to further Awards under the Plan, nor shall they interfere in any way with the right of Energen or any Subsidiary by which a Participant is employed to terminate the Participant's employment at any time.

         10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and fulfillment of Awards thereunder, and the obligations of Energen to sell, issue, release and/or deliver shares of Stock shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Energen shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which Energen shall, in its sole discretion, determine to be necessary or advisable.

         11. CHANGE IN CONTROL. Except as may be otherwise expressly provided in the applicable Award agreement, upon the occurrence of a Change in Control all outstanding Incentive Stock Options and Nonqualified Stock Options shall be immediately and fully vested and exercisable and all restrictions on all outstanding Restricted Stock shall immediately lapse. Except as may be otherwise expressly provided in the applicable Award Agreement, if a Participant's employment by Energen and all subsidiaries is terminated during a Pre-Closing Period (defined below) (i) involuntarily by Energen other than for Cause, or (ii) voluntarily by the Participant for Good Reason (defined below), then all of the Participant's outstanding Incentive Stock Options and Nonqualified Stock Options shall be immediately and fully vested and exercisable and all restrictions on all of the Participant's outstanding Restricted Stock shall immediately lapse. A "Pre-Closing Period" commences upon Energen shareholder approval of a transaction which upon consummation will constitute a Change in Control and ends upon the first to occur of (i) the closing of such transaction or (ii) a determination by the Board that such Change in Control will not be consummated. "Good Reason" means with respect to a Participant (i) a reduction in Participant's aggregate rate of monthly base pay from Energen and all subsidiaries or (ii) the termination or materially adverse modification


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of the Energen Annual Incentive Compensation Plan without substitution of new short-term incentives providing comparable compensation for the Participant.

         12. AMENDMENT AND DISCONTINUANCE. The Board of Directors of Energen may from time to time amend, suspend or discontinue the Plan. Without the written consent of a Participant, no amendment or suspension of the Plan shall alter or impair any Award previously granted to a Participant under the Plan.

                  The foregoing notwithstanding, if Energen agrees to a Change in Control transaction for which the parties intend to use the pooling of interests accounting method and, in the opinion of the Independent Auditor (defined below), (i) the use of such accounting method is precluded by a prior amendment of the Plan or a prior Award grant, (ii) such impediment to use of the pooling of interests method can be removed by modification or nullification of such amendment or Award, and (iii) there will be no other impediments to the use of the pooling of interests method, then, effective contemporaneous with the closing of the Change in Control, the Board may modify or nullify such prior amendment or Award. Any such modification or nullification will be done only to the extent deemed necessary by the Independent Auditor and to the extent possible will be done in a manner which has the least adverse economic effect on Participants. Any Award which has been exercised or had its restrictions lapse, may only be modified or nullified with the consent of the Participant. "Independent Auditor" means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by Energen to render an opinion on Energen's consolidated financial statements, or any other firm of certified public accountants mutually agreeable to Energen and at least eighty percent of the Participants holding Awards outstanding as of the date of the Change in Control.

         13. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan shall be November 25, 1997, the date of its adoption by the Board, subject to approval by shareholders of Energen holding not less than a majority of the shares present and voting at its January 1998 Annual Meeting. Awards may be granted under the Plan by the Committee as provided herein prior but subject to such subsequent shareholder approval of the Plan.

         14. NAME. The Plan shall be known as the "Energen Corporation 1997 Stock Incentive Plan."

         15. 1997 DEFERRED COMPENSATION PLAN. If and to the extent permitted under the Energen Corporation 1997 Deferred Compensation Plan (the "Deferred Compensation Plan"), a Participant may elect, pursuant to the Deferred Compensation Plan, to defer receipt of part or all of any shares of Stock or other consideration deliverable under an Award and upon such deferral shall have no further right with respect to such deferred Award other than as provided under the Deferred Compensation Plan. In the event of such a deferral election, certificates for such shares of Stock as would have otherwise been issued under the Plan but for the deferral election, may at the discretion of Energen be delivered to the Trustee under the Deferred Compensation Plan and registered in the name of the Trustee or such other person as the Trustee may direct. Regardless of whether such deferred shares of Stock are issued to the Trustee, they shall constitute "issued" shares for purposes of the Plan's maximum number of shares limitation set forth in Section 2.



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         As approved by the Energen Corporation Board of Directors on November
25, 1997, and amended by the Board on October 27,1999 (effective as of October 1,1999).



                                             ----------------------------------
                                                    Assistant Secretary




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